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                                                                   GE Capital
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GAIL N. LANIK                             Montgomery Ward Credit
President & Chief                         General Electric Capital Corporation
Executive Officer                         535 West Chicago Avenue, Suite 16-N,
                                          Chicago, IL 60610
                                          (312) 467-3460, Fx (312) 467-7863





January 23, 1996

Mr. John L. Workman
Executive Vice President & Chief Financial Officer
Montgomery Ward & Co., Incorporated
619 W. Chicago Ave. -- 8C
Chicago, IL 60671


Dear John:

     In our recent discussion you conveyed that you were comfortable with all of the terms for the Lechmere/Electric Avenue & More deal structure. Please indicate your acceptance of the terms as set forth in the attached January 16, 1996 term sheet by signing below.

     Your timely approval will be appreciated, please call if you have any questions.

Sincerely,                                Agreed & Accepted By:

/s/ Gail N. Lanik                         /s/ John L. Workman
---------------------                     ----------------------------
Gail N. Lanik                                 John L. Workman
                                              Executive Vice President
                                               & CEO

Attachment

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                LECHMERE/EA&M TERM SHEET -- JANUARY 16, 1996

TERM: Rolling 10 Year Termination Notice, coterminous with the Montgomery Ward Company, Incorporated Account Purchase Agreement

CONSUMER TERMS:         Variable: Prime + 13.15%, 21.9% minimum (except
                        in opt-out state).

PAYMENT TERMS:          1/40th, $10 minimum; 1/50th, $10 minimum. Big
                        ticket program.

GUARANTEED ROE:         [       ]* -- based on total equity participation
                        of 1/9; any shortfall paid yearly by Montgomery Ward;
                        ROE above [       ]* shared [       ]* GECC/[       ]*
                        Montgomery Ward. For the Lechmere portion only,
                        Montgomery Ward will not be responsible for ROE shortfalls caused by the amortization of the initial loss reserve (after year 1) related to the Lechmere portfolio acquisition or the associated GECC legal and conversion expenses.

GUARANTEED ROE
PAYMENT ADJUSTMENT:
(AFTER YEAR 1)          If the ROE shortfall payment exceeds the "rolling loss
                        reserve", then Montgomery Ward is entitled
                        to a [       ]* credit of this reserve amount.
                        If the "rolling loss reserve" exceeds the shortfall
                        payment, then Montgomery Ward is entitled to a
                        [       ]* credit of the shortfall payment.

PRICING:                Non-Promo:          [       ]*

                        90 Day Skip Free:   [       ]*

                        AFF with Pay:  [       ]*

PROMO RESERVE:          Montgomery Ward will provide advance funding to GECC
                        for the purpose of establishing a reserve equivalent to 2 months of estimated promotional finance charge revenues.

MONEY COSTS:            Portfolio will be charged based on actual/assessed
                        interest expense incurred, using the debt profile
                        selected by GECC consistent with its ordinary funding
                        practices and including the initial 10 year funding
                        of approximately [       ]* million (at the 10 year
                        money rate at the time of purchase) of the Lechmere receivable portfolio.

OPERATING EXPENSES:     Pegged at [       ]* of average outstandings for
                        guaranteed ROE calculation. Adjustment will be made for paper inflation using the appropriate wholesale index and Postage inflation defined as the change in the U.S. Postal Service 1st class rate when those inflation indices exceed the CPI inflation rate on a cumulative basis.

* Confidential treatment has been requested with respect to this information.
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PROMOTIONAL FUNDING:    Pormotional Pricing
                        Reimbursement:       At year-end, GECC funds MW for
                                             credit marketing programs based
                                             on [       ]* of average
                                             outstandings multiplied by the
                                             weighted APR. (CAN BE APPLIED TO
                                             OTHER CREDIT MARKETING PROGRAMS IF
                                             NOT NEEDED FOR 0%/AFF PROMOTIONS.)

                        In addition, GECC will also provide promotional
                        funding equal to [       ]* of average outstandings
                        net of Credit Merchandiser/Administrative expense.

PREMIUM (LECHMERE):     $3.1MM =   $2.5MM      -   Original Upfront Premium
                                    0.8        -   Additional 1/2% Premium
                                   (0.2)       -   Money Cost Adjustment for
                                                   1994 Pre-funding

PORTFOLIO PURCHASE
PRICE (LECHMERE):       [       ]* of Outstandings, net of prepaid promotional
                        billing

INITIAL LOSS RESERVE:
(LECHMERE)              FOR LECHMERE ONLY, MONTGOMERY WARD WILL BE
                        RESPONSIBLE FOR PAYING [       ]* OF THE INITIAL
                        PORTION OF THE RESERVE POSTING WHICH MUST BE RECOGNIZED
                        IN THE FIRST YEAR. GE WILL FORGIVE ROE BASED SHORTFALL
                        IN THE FIRST YEAR BEYOND THIS 50% PAYMENT.

LOSS SHARING:           NET LOSS ANI

                        [       ]*               [       ]* GECC
                        [       ]*               [       ]* GECC/Montgomery Ward
                        [       ]*               [       ]* GECC

CROSS MARKETING:        Signature receives [       ]* of income.

LOSS RESERVES:          SHARED [       ]* AT THE TIME RECEIVABLES ARE PURCHASED
                        FROM BANK.

RECEIVABLE REPURCHASE:  Upon termination of the contract, Montgomery Ward will have the right to repurchase the receivables on a gross basis (before loss reserves).


* Confidential treatment has been requested with respect to this information.


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